SUB-ADVISORY AGREEMENT

         SUB-ADVISORY AGREEMENT (the "Agreement") made as of this 15th day of August, 2008 (the "Effective Date") by and between Horizon Advisers (an unincorporated division of Hancock Bank) a publicly traded company with its principal place of business at 2510 14th Street, 3rd Floor, Gulfport, MS 39501 (the "Adviser"), and EARNEST Partners, LLC a limited liability company with its principal place of business at 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309 (the "Sub-Adviser").

                               W I T N E S S E T H

         WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees (the "Board") of THE ADVISORS' INNER CIRCLE FUND II (the "Trust") on behalf of the series set forth on Schedule A to this agreement and pursuant to the provisions of the Investment Advisory Agreement dated as of August 15, 2008 between the Adviser and the Funds (the "Management Agreement"), the Adviser has selected the Sub-Adviser to act as sub-investment adviser of the Funds and to provide certain related services, including any incidental services, functions or responsibilities not specifically described in this Agreement, but that are required for the proper performance of such described services, functions and responsibilities, and as more fully set forth in this Agreement (collectively, the "SERVICES"), and to perform such Services under the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

         1.   THE SUB-ADVISER'S SERVICES.

                  (A) DISCRETIONARY INVESTMENT MANAGEMENT SERVICES. The
              Sub-Adviser shall act as sub-investment adviser with respect to the Funds. In such capacity, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board, regularly provide the Fund with investment research, advice and supervision and shall furnish continuously an investment program for such Fund assets as may be allocated by the Adviser to the Sub-Adviser for purposes of investing Fund assets consistent with the investment objectives and policies of the Fund. The Sub-Adviser shall determine, from time to time, what investments shall be purchased for the Fund and what such securities shall be held or sold by the Fund, subject always to the provisions of the Trust's Agreement and Declaration of Trust, its by-laws and its registration statement on Form N-1A (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect. With respect to such obligations under this Section 1(a), the Sub-Adviser shall exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do in order to effect purchases, sales or other transactions. Notwithstanding the foregoing, the Sub-Adviser shall, upon written instructions from the Adviser, effect such portfolio transactions for the Fund as the Adviser may from time to time direct; provided however, that the Sub-Adviser shall not be responsible for any such portfolio transactions to the extent effected upon written instructions from the Adviser. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of the Fund's assets or to otherwise exercise its right to control the overall management of the Fund's assets.

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                  (B) COMPLIANCE. The Sub-Adviser agrees to comply with the
              requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. The Sub-Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Funds, and with any policies, guidelines, instructions and procedures approved by the Board or the Adviser and provided to the Sub-Adviser in writing. In selecting each Fund's portfolio securities and performing the Sub-Adviser's obligations hereunder, the Sub-Adviser shall cause the Funds to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be responsible for such compliance, for qualification as a regulated investment company. The Sub-Adviser has adopted and implemented, and will maintain, written compliance policies and procedures that it believes are reasonably designed to prevent violations by the Sub-Adviser and its "supervised persons" (as defined in the Advisers Act) of the Advisers Act and the rules thereunder, and that it reasonably believes are adequate to ensure compliance with the other laws and regulations referred to in this paragraph (b). The Sub-Adviser will review, no less frequently than annually, the adequacy of its policies and procedures and the effectiveness of their implementation. The Sub-Adviser represents, warrants and covenants that it has, and will continue to have, a designated Chief Compliance Officer responsible for administering its policies and procedures. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's full responsibility for any of the foregoing.

                  (C) PROXY VOTING. Pursuant to Board authority, the Adviser has the authority to determine how proxies, with respect to securities that are held by the Funds, shall be voted, and the Adviser has determined to delegate the authority and responsibility to vote proxies for each Fund's securities to the Sub-Adviser, subject to the applicable written policies of the Fund and the Trust, as applicable. So long as proxy voting authority for the Funds has been delegated to the Sub-Adviser, the Sub-Adviser shall provide such assistance to the Adviser with respect to the voting of proxies for the Funds as the Adviser may from time to time reasonably request, and the Sub-Adviser shall promptly forward to the Adviser any information or documents necessary for the Adviser to exercise its proxy voting responsibilities. The Sub-Adviser has adopted and implemented, and will maintain, written policies and procedures that it believes are reasonably designed to ensure that it votes each Fund's securities in the best interests of that Fund, including procedures to address material conflicts that may arise between the interests of the Sub-Adviser and those of the Fund. The Sub-Adviser shall carry out such responsibility in accordance with any written instructions that the Board or the Adviser shall provide from time to time and shall provide such reports and keep such records relating to proxy voting as the Board may reasonably request or as may be necessary for the Funds to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Sub-Adviser may be revoked or modified in writing by the Board or

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

              the Adviser at any time. The Sub-Adviser shall not be responsible for advising or acting for the Adviser in legal proceedings, including but not limited to class actions, settlements and related proofs of claim, or bankruptcies, involving securities purchased or held by the Fund. Should the Sub-Adviser receive notices or related materials for the Fund involving securities purchased by the Sub-Adviser for the Fund, the Sub-Adviser shall use commercially reasonable efforts to transmit copies of such notices to the Adviser's current custodian for the Fund. The Sub-Adviser shall not incur any liability for any delay or failure to timely provide such notices or related materials to the Adviser's current custodian for the Fund.

                  (D) RECORDKEEPING. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Funds, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the Adviser, the Funds or its Board the information required to be supplied under this Agreement.

              The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to each Fund's assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Adviser, custodian or transfer agent appointed by the Funds) relating to its responsibilities provided hereunder with respect to the Funds, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Adviser and the Board at any time upon request, shall be delivered to the Funds upon the termination of this Agreement and shall be available for telecopying without delay during any day the Funds are open for business. The Sub-Adviser may retain copies of the Fund Books and Records as required by applicable law.

                  (E) HOLDINGS INFORMATION AND PRICING. The Sub-Adviser shall provide regular reports regarding each Fund's holdings, and shall, on its own initiative, furnish each Fund and the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose in consideration of the Services contemplated hereunder. Notwithstanding the foregoing, the Sub-Adviser agrees to immediately notify the Adviser if the Sub-Adviser reasonably believes that the value of any security held by a Fund may not reflect fair value, and the Sub-Adviser agrees to provide any pricing information of which the Sub-Adviser is aware to the Adviser and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Funds valuation procedures for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Board.

                  (F) COOPERATION WITH AGENTS OF THE ADVISER AND THE FUNDS. The
              Sub-Adviser agrees to cooperate with, and provide reasonable assistance to, the Adviser and the Funds, as well as the Funds' custodian and foreign sub-custodians, the Funds' pricing agents and all other agents and representatives of the Funds and the Adviser, provide such information with respect to the Funds as such entities may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons, and establish appropriate interfaces with each of the foregoing so as to promote the efficient exchange of information and compliance with all applicable laws and regulations.

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

         2. CODE OF ETHICS. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Adviser and the Funds. The Sub-Adviser shall ensure that its Access Persons (as defined in the Sub-Adviser's Code of Ethics) comply in all material respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. On or before the Effective Date and thereafter upon request, the Sub-Adviser shall provide the Funds with (i) a copy of the Sub-Adviser's current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser's Code of Ethics to the Funds and the Adviser. The Sub-Adviser shall respond to requests for information from the Adviser as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall immediately notify the Adviser of any material violation of the Code, whether or not such violation relates to a security held by any Fund.

         3. INFORMATION AND REPORTING. The Sub-Adviser shall provide the Funds, the Adviser, and their respective officers with such periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement as the Funds and the Adviser may from time to time reasonably request.

                  (A) NOTIFICATION OF BREACH / COMPLIANCE REPORTS. The
              Sub-Adviser shall notify the Trust's Chief Compliance Officer and Adviser immediately upon detection of (i) any failure to manage any Fund in accordance with its written investment objectives and policies or any applicable law; or (ii) any breach of any of the Funds' or the Adviser's written policies, guidelines or procedures. In addition, the Sub-Adviser shall provide a quarterly report regarding each Fund's compliance with its written investment objectives and policies and applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Funds' and the Adviser's written policies, guidelines or procedures as applicable to the Sub-Adviser's obligations under this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Board and/or the Adviser may reasonably request in connection with any such breach. The Sub-Adviser shall also provide the officers of the Trust with supporting documentation in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Adviser will promptly notify the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws or (ii) the controlling stockholder of the Sub-Adviser changes or an actual change in control resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

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

                  (B) INSPECTION. Upon reasonable request, the Sub-Adviser
              agrees to make its records and premises available (including its employees for interviews) to the extent that they relate to the conduct of Services provided to the Funds or the Sub-Adviser's conduct of its business as an investment adviser reasonably available for compliance audits by the Adviser or a Fund's employees, accountants or counsel; in this regard, the Funds and the Adviser acknowledge that the Sub-Adviser shall have no obligations to make available proprietary information unrelated to the Services provided to the Funds, or any information related to other clients of the Sub-Adviser.

                  (C) BOARD AND FILINGS INFORMATION. The Sub-Adviser will also provide the Adviser with any information reasonably requested regarding its management of the Funds required for any meeting of the Board, or for any shareholder report, amended registration statement, proxy statement, or prospectus supplement to be filed by the Funds with the Commission. The Sub-Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its investment management services to the Funds in light of current and prospective economic and market conditions, and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

                  (D) TRANSACTION INFORMATION. The Sub-Adviser shall furnish to the Adviser such information concerning portfolio transactions as may be necessary to enable the Adviser to perform such compliance testing on the Funds and the Sub-Adviser's Services as the Adviser may reasonably determine to be appropriate. The provision of such information by the Sub-Adviser in no way relieves the Sub-Adviser of its own responsibilities under this Agreement.

         4.   BROKERAGE.

                  (A) PRINCIPAL TRANSACTIONS. In connection with purchases or sales of securities for the account of a Fund, neither the Sub-Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

                  (B) PLACEMENT OF ORDERS. The Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities for a Fund's account with brokers or dealers selected by the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser is directed at all times to seek, on behalf of a Fund, the most favorable execution and net price available under the circumstances. It is also understood that it is desirable for the Funds that the Sub-Adviser have access to brokerage and research services provided by brokers who may execute brokerage transactions at a higher cost to the Funds than may result when allocating brokerage to other brokers, consistent with section 28(e) of the 1934 Act and any Commission staff interpretations thereof. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Funds with such brokers, subject to review by the Adviser and the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its or its affiliates' services to other clients. The Sub-Adviser shall not be responsible for any loss incurred by reason of any act or omission of any broker or dealer; provided, however, that the Sub-Adviser will make reasonable efforts to require that brokers and dealers selected by the Sub-Adviser perform their obligations with respect to the Fund.

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

                  (C) AGGREGATED TRANSACTIONS. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances.

                  (D) AFFILIATED BROKERS. The Sub-Adviser or any of its
              affiliates may act as broker in connection with the purchase or sale of securities or other investments for a Fund, subject to:
              (a) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in a Fund's current prospectus and Statement of Additional Information; (b) the provisions of the 1940 Act; (c) the provisions of the 1934 Act; and (d) other provisions of applicable law. Such brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from a Fund for such services, in addition to the Sub-Adviser's fees for Services under this Agreement, but not as fees for Services under this Agreement.

         5. CUSTODY. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of a Fund. The Sub-Adviser shall not be responsible for any loss incurred by reason of any act or omission of any custodian, including but not limited to any loss arising from, on account of or in connection with any custodian failing to timely notify the Sub-Adviser of any corporate action or similar transaction.

         6. ALLOCATION OF CHARGES AND EXPENSES. The Sub-Adviser will bear its own costs of providing Services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for a Fund's or the Adviser's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

         7.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (A) PROPERLY REGISTERED. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the Services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the Services contemplated by this Agreement. The Sub-Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser represents, warrants and covenants that it is, and will continue to be, in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

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                  (B) ADV DISCLOSURE. The Sub-Adviser has provided the Trust with a copy of Part I of its Form ADV as most recently filed with the Commission and Part II as most recently updated and will, promptly after filing any amendment to its Form ADV with the Commission or updating its Part II, furnish a copy of such amendments and updates to the Trust. The Sub-Adviser represents, warrants and covenants that the information contained in the Adviser's Form ADV is accurate and complete in all material respects and is not misleading.

                  (C) FUND DISCLOSURE DOCUMENTS. The Sub-Adviser represents, warrants and covenants that it has reviewed, and will in the future review, the Registration Statement, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the Commission and any marketing material of a Fund (collectively the "Disclosure Documents") provided the Sub-Adviser is provided the Disclosure Documents and is requested to review them and represents, warrants and covenants that with respect to disclosure about the Sub-Adviser, the manner in which the Sub-Adviser manages the Fund or information relating directly or indirectly to the Sub-Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

                  (D) INSURANCE. The Sub-Adviser maintains errors and omissions insurance coverage in an amount that it believes is appropriate in consideration of the Services provided hereunder, and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Sub-Adviser shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount or scope of such insurance.

                  (E) NO DETRIMENTAL AGREEMENT. The Sub-Adviser represents,
              warrants and covenants that it does not, and shall not, have any arrangement or understanding with any party, other than the Trust, that would influence the decision of the Sub-Adviser with respect to its selection of securities for a Fund, and that all selections shall be done in accordance with what the Sub-Adviser believes is in the best interest of the Fund and applicable law.

                  (F) CONFLICTS. The Sub-Adviser represents, warrants and
              covenants that it shall act honestly, in good faith and in the best interests of the Trust including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Funds, consistent with its fiduciary duties under applicable law.

                  (G) REPRESENTATIONS. The representations, warranties and
              covenants in this SECTION 7 shall be deemed to be made as of the Effective Date and at the time of each delivery of the quarterly compliance reports required by Section 3(a), as specifically referenced in such report.

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         8.   SUB-ADVISER'S COMPENSATION. The Adviser shall pay to the
Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid monthly in arrears by the Adviser. Neither the Fund(s) nor the Trust shall have any responsibility for any fee payable to the Sub-Adviser.

         The Sub-Adviser will be compensated based on the portion of Fund assets allocated to the Sub-Adviser by the Adviser. In the event of termination of this Agreement, the fee provided in this SECTION 8 shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in such month as a percentage of the total number of days in such month.

         9. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Funds or the Adviser in any way or otherwise be deemed to be an agent of the Funds or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Funds.

         10 . ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act) or (ii) in the event of the termination of the Management Agreement; provided that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder prior to the termination date.

This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

         11.  DURATION AND TERMINATION.

                  (A) This Agreement shall become effective as of the date
              executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 11(iii) and unless terminated automatically as set forth in Section 10 hereof or until terminated as follows:

                      (I) The Adviser may at any time terminate this Agreement
              by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser. In addition, the Funds may cause this Agreement to terminate either (i) by vote of its Board or (ii) upon the affirmative vote of a majority of the outstanding voting securities of the Funds; or

                      (II) The Sub-Adviser may at any time terminate this
              Agreement by not more than sixty (60) days' nor less than thirty
              (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

                      (III) This Agreement shall automatically terminate two
              years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Funds, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of each Fund; provided, however,

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

              that if the continuance of this Agreement is submitted to the shareholders of the Funds for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Funds in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

                  (B) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

              In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Funds and with respect to any Fund assets, except as expressly directed by the Adviser or as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall deliver each Fund's Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser. The Sub-Adviser may retain copies of the Fund Books and Records as required by applicable law.

         12.  CERTAIN DEFINITIONS.  For the purposes of this Agreement:

                  (A) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

                  (B) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

         13. LIABILITY OF THE SUB-ADVISER. The Sub-Adviser shall indemnify and hold harmless the Trust and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all their respective controlling persons (as described in Section 15 of the 1933 Act) (collectively, the "Sub-Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal expenses) by reason of or arising out of:
(a) the Sub-Adviser being in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds' Registration Statement or any written guidelines or instruction provided in writing by the Board, (b) a Fund's failure to satisfy the diversification or source of income requirements of Subchapter M of the Code, or (c) the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

         14. LIABILITY OF THE ADVISER. The Adviser shall indemnify and hold harmless the Sub-Adviser (the "Adviser Indemnitee") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal expenses) by reason of or arising out of: (a) the Adviser being in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds' Registration Statement or any written guidelines or instruction provided in writing by the Board, (b) on account of the Sub-Adviser taking any actions in accordance with any instructions communicated to the Sub-Adviser by the Adviser or the Board, or (c) the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties to the Fund or its reckless disregard of its obligations and duties to the Fund.

         15. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         16. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever resulting in any liability on the part of any Fund or the Trust shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Trust's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Certificate of Trust and the Trust's Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

         17. CHANGE IN THE ADVISER'S OWNERSHIP. The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable material change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected.

         18. NOTICES. All notices provided for or permitted under this Agreement shall be deemed effective upon receipt, and shall be in writing and
(a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below, or at such other address of such party specified in the opening paragraph of this Agreement. Notices to Adviser shall be sent to the attention of: David Lundgren. Notices to Sub-Adviser shall be sent to the attention of: James M. Wilson, CCO.

         19. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of The Commonwealth of Massachusetts and the Sub-Adviser consents to the jurisdiction of courts, both state and federal, in Massachusetts, with respect to any dispute under this Agreement, without giving effect to its principles governing conflicts of law.

         20. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

         21. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. MISCELLANEOUS. The Adviser hereby acknowledges receipt of the Sub-Adviser's Form ADV, Part II at least 48 hours prior to the effective date of this Agreement pursuant to Rule 204-3 under the Investment Advisers Act of 1940.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

ATTEST:                                          HORIZON ADVISERS





/s/ ILLEGIBLE SIGNATURE                     By: /s/ DAVID J.LUNDGREN
-----------------------                         -----------------------

                                                Name:  David J. Lundgren

                                                Title:  Senior Vice President




ATTEST:                                          EARNEST PARTNERS, LLC





/s/ ILLEGIBLE SIGNATURE                     By:  /s/ JAMES M. WISON
-----------------------                          -------------------------------

                                                 Name:  James M. Wilson

                                                 Title: CCO

Accepted and Agreed to as of the day and year first above written.

                                   SCHEDULE A

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                          DATED AUGUST 15, 2008 BETWEEN

                                Horizon Advisers

                                       AND

                              EARNEST Partners, LLC

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, payable monthly and computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:

----------------------------------------------  --------------------------------
FUND                                            RATE

----------------------------------------------  --------------------------------
HANCOCK HORIZON DIVERSIFIED INTERNATIONAL FUND  0.50% on the first $100 million of average daily net assets
----------------------------------------------
                                                0.45% on the average daily
                                                assets in excess of $100 million

                                                --------------------------------